Exhibit 4.5

AMENDMENT NO. 1

TO

REGISTRATION RIGHTS AGREEMENT

This Amendment No. 1 to Registration Rights Agreement (this “Amendment”) dated as of June 13, 2013 is entered into between Ultra Clean Holdings, Inc., a Delaware corporation (“Parent”), and AIT Holding Company LLC (“AIT” and together with Parent, the “Parties”).

W I T N E S S E T H :

WHEREAS, in connection with the Agreement and Plan of Merger dated as of May 18, 2012 among Parent, American Integration Technologies LLC, AIT and Element Merger Subsidiary, LLC, the Parties entered into a Registration Rights Agreement (the “Agreement”) dated as of July 3, 2012; and

WHEREAS, in accordance with Section 4.04 of the Agreement, the Parties wish to amend the Agreement as set forth herein;

NOW, THEREFORE, the Parties hereto agree as follows:

Section 1.01. Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms as set forth in the Agreement.

Section 1.02. Amendments to Section 1.01(b) of the Agreement. The table of defined terms in Section 1.01(b) of the Agreement is hereby amended to add the following defined terms:

Term	Section
Members	2.03(a)
Suspension Period	2.03(d)

Section 1.03. Amendment to Section 2.03 of the Agreement. Section 2.03 of the Agreement is hereby amended and restated in its entirety as follows:

Section 2.03. Shelf Registration. (a) Parent shall promptly file with the SEC an amendment to the “shelf” registration statement on Form S-1 (No. 333-184941) (the “Shelf Registration Statement”) covering (i) the resale, during the Shelf Effectiveness Period (as defined below), of Shares of the Stock Consideration (as defined in the Merger Agreement) by AIT, (ii) the resale, during the Shelf Effectiveness Period, of the HL Fund Shares by AIT and/or any of the HL Funds, (iii) the resale, during the Shelf Effectiveness Period, of Shares of the Stock Consideration held directly by the holders of AIT’s membership interests, other than the HL Funds, (the “Members”) upon any Distribution of such Shares by AIT to the Members, and (iv) the resale, during the Shelf Effectiveness Period, of

Shares of the Stock Consideration held directly by the holders of HLHZ’s membership interests (the “HLHZ Members”) upon any distribution of such Shares by HLHZ to the HLHZ Members; provided, however, that the number of Shares that may be resold pursuant to subsections (i), (ii), (iii) and (iv) shall be subject to the restrictions set forth in the Lockup and Standstill Agreement; provided, further, that no sales under the Shelf Registration Statement shall occur by any party other than AIT unless and until the identity of such non-AIT selling stockholder is identified in the Shelf Registration Statement (including by prospectus supplement or post-effective amendment) to the extent required by applicable SEC rules and regulations. The Shelf Registration Statement shall be filed on an SEC form appropriate for the resale of the Shares under the Securities Act. The Shelf Registration Statement shall be on Form S-3 (except if Parent is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form for such purpose) and shall contain (except if otherwise required by the Securities Act) a plan of distribution reasonably agreed upon by Parent and AIT.

(b) Once the Shelf Registration Statement is declared effective by the SEC, subject to Section 2.03(d) and 2.04(o), Parent shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus included in the Shelf Registration Statement to be usable by the respective Stockholders as set forth in Section 2.03(a) until the earlier of: (i) the one-year anniversary of the date that the Shelf Registration Statement is declared effective by the SEC; provided, that such one-year period shall be extended as provided in Section 2.04(o) of the Agreement and by a number of calendar days equal to any Suspension Period pursuant to Section 2.03(d) below; (ii) the date on which all the Shares to which the Shelf Registration Statement relates have been sold; and (iii) such date that all of the Shares of Stock Consideration held by all of the Stockholders as set forth in Section 2.03(a) are freely transferable under Rule 144(b)(1) of the Securities Act or any similar provision then in force (which after July 3, 2013, in the case of AIT or the HL Funds, shall be deemed to be three months following such date that the number of HL Fund Shares (including, for the avoidance of doubt, shares held by AIT that are beneficially owned by the HL Funds) is less than ten percent (10.0%) of the aggregate number of shares of Parent’s common stock then issued and outstanding, subject to the removal of any legend or other resale restriction relating to such shares (other than pursuant to the Lock-up and Standstill Agreement and provided that AIT or the HL Funds, as applicable, provide Parent with reasonable and customary representations relating to such legend removal) (the “Shelf Effectiveness Period”). The Parties agree that Parent shall be entitled to file a post-effective amendment to the Shelf Registration Statement to deregister any unsold Shares when all of the Shares held by the Stockholders as set forth in Section 2.03(a) are freely transferable under Rule 144(b)(1) of the Securities Act or any similar provision then in force (and any restrictive legends relating to the Shares have been removed) or are otherwise no longer Registrable Securities; provided, that the Registering Stockholders have received 10 days’ prior written notice from Parent of its intent to effect such deregistration; and provided further, that such Stockholders shall not have reasonably objected to such deregistration by providing reasonable evidence that the Shares to be deregistered are not so freely transferable.

(c) Parent shall be liable for and pay all Registration Expenses in connection with the Shelf Registration Statement.

(d) Upon notice to each Stockholder named in the Shelf Registration Statement as a selling stockholder (to the address listed therein), Parent may suspend the use of the prospectus relating to the Shares of Stock Consideration no more than one time, and for an aggregate period not to exceed 60 consecutive calendar days, during any twelve-month period (each, a “Suspension Period”), if Parent shall furnish to such Stockholders a certificate signed by the chief executive officer of Parent certifying that in the good faith judgment of Parent, it would be materially detrimental to Parent or its stockholders not to suspend use of such prospectus because such inaction would (x) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Parent; (y) require premature disclosure of material information that the Parent has a bona fide business purpose for preserving as confidential; or (z) render Parent unable to comply with requirements under the Securities Act or Exchange Act; provided, however, that the Parent shall not register any securities for its own account or that of any other stockholder during any Suspension Period.

Section 1.04. Miscellaneous (a) The Agreement, as amended by this Amendment, shall inure to the benefit of and be binding upon the parties hereto and the Stockholders and their respective heirs, successors, legal representatives and permitted assigns under Section 4.02 of the Agreement. Nothing in the Agreement or this Amendment, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement; except that any indemnity or contribution agreement of the Parent contained in this Agreement shall be deemed to be for the benefit of any officers, directors, partners, members, owners, legal counsel and accountants of any Registering Stockholder, and each Person, if any, who controls such Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

(b) For the avoidance of doubt, a permitted transferee under Section 4.02 of the Agreement shall become a “Stockholder” under the Agreement. In addition, the Parties hereto agree that the term “Registering Stockholder” as used in Sections 2.01, 2.05, 2.06, 2.08 and 2.10 of the Agreement shall include Stockholders holding

Registered Securities covered by a registration statement under Section 2.01, 2.02 and 2.03 of the Agreement.

Section 1.05. The provisions of Article 4 of the Agreement shall apply to this Amendment, mutatis mutandis.

Section 1.06. Effectiveness Deadline. Parent shall use its reasonable best efforts to cause the Shelf Registration Statement referred to in Section 1.03 of this Amendment to be declared effective under the Securities Act as soon as practicable after the date hereof.

Section 1.07. Agreement Otherwise Not Affected. Except as expressly contemplated hereby, the Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

ULTRA CLEAN HOLDINGS, INC.

By:	/s/ Kevin C. Eichler
	Name:	Kevin C. Eichler
	Title:	Chief Financial Officer, Senior Vice President and Secretary

[Signature page to Amendment No. 1 to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

AIT HOLDING COMPANY LLC

By:	/s/ Joseph Julian
	Name:	Joseph Julian
	Title:	Chairman of the Board of Managers

[Signature page to Amendment No. 1 to Registration Rights Agreement]

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